As filed with the Securities and Exchange Commission on May 18, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HAMILTON BEACH BRANDS HOLDING COMPANY

Delaware	31-1236686

4421 Waterfront Drive, Glen Allen, Virginia 23060

Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan

Lawrence K. Workman, Jr., Esq.

Senior Vice President, General Counsel and Secretary

4421 Waterfront Drive

Glen Allen, Virginia 23060

(804) 273-9777

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Hamilton Beach Brands Holding Company (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 600,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common”), under the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan (the “Plan”). The Plan is an amendment and restatement, effective March 1, 2022, of the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, for which a previously filed registration statement on Form S-8 is effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-221358) filed by the Registrant on November 6, 2017, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (Commission File No. 001-38214), filed March 9, 2022;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 (Commission File No. 001-38214), filed May 4, 2022; and

(c)

The description of the Class  A Common contained in the registration statement on Form 8-A, filed September 21, 2017 (Commission File No. 001-38214), as updated by the description of the Class A Common contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 (Commission File No. 001-38214), and as amended by any subsequently filed amendments and reports updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Hamilton Beach Brands Holding Company (incorporated herein by reference to Exhibit 3.1 to the Hamilton Beach Brands Holding Company Registration Statement on Form 8-A, filed by Hamilton Beach Brands Holding Company on September 22, 2017, Commission File Number 000-55845)

4.2	Amended and Restated Bylaws of Hamilton Beach Brands Holding Company (incorporated herein by reference to Exhibit 3.2 to the Hamilton Beach Brands Holding Company Registration Statement on Form 8-A, filed by Hamilton Beach Brands Holding Company on September 22, 2017, Commission File Number 000-55845)

4.3	Specimen of Hamilton Beach Brands Holding Company Class A Common Stock certificate, (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Hamilton Beach Brands Holding Company Registration Statement on Form S-1 filed by Hamilton Beach Brands Holding Company on September 18, 2017, Registration No. 333-220066)

4.4	Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, amended and restated effective March 1, 2022

5.1	Opinion of Lawrence K. Workman, Jr., Senior Vice President, General Counsel and Secretary of the Registrant

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.2	Consent of Lawrence K. Workman, Jr. (included in Exhibit 5.1)

24.1	Powers of Attorney

107	Calculation of Filing Fee Tables

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Allen, Virginia, on this 18th day of May, 2022.

HAMILTON BEACH BRANDS HOLDING COMPANY

By:	/s/ Lawrence K. Workman, Jr.
Lawrence K. Workman, Jr.
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 18, 2022	* Gregory H. Trepp President and Chief Executive Officer and Director (Principal Executive Officer)

Date: May 18, 2022	* Michelle O. Mosier Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) (Principal Accounting Officer)

Date: May 18, 2022	* Mark R. Belgya Director

Date: May 18, 2022	* J.C. Butler, Jr. Director

Date: May 18, 2022	* Paul D. Furlow Director

Date: May 18, 2022	* John P. Jumper Director

Date: May 18, 2022	* Dennis W. LaBarre Director

Date: May 18, 2022	* Michael S. Miller Director

Date: May 18, 2022	* Alfred M. Rankin, Jr. Director

Date: May 18, 2022	* Thomas T. Rankin Director

Date: May 18, 2022	* James A. Ratner Director

Date: May 18, 2022	* Clara R. Williams Director

*

This Registration Statement has been signed on behalf of the above officers and directors by Lawrence K. Workman, Jr., as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated: May 18, 2022	By:	/s/ Lawrence K. Workman, Jr.
Lawrence K. Workman, Jr.
Attorney-in-Fact

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